UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2011

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

575 Chesapeake Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

(d) On September 26, 2011, the Board of Directors (the “Board”) of AcelRx Pharmaceuticals, Inc. (the “Company”) approved an increase to the total number of authorized directors to eight (8) directors and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Mark Edwards to the Board, effective September 26, 2011. Mr. Edwards will serve in the class of directors whose term of office expires at the Company’s 2012 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Edwards was also named as the Chairman of the Audit Committee of the Board (the “Audit Committee”), effective immediately upon his election to the Board.

In accordance with the Company’s Director Compensation Policy, Mr. Edwards is entitled to receive a $30,000 annual retainer for service as a Board member and will receive $2,000 for each board meeting he attends in person in addition to reimbursement for reasonable expenses incurred in attending meetings of the Board or Audit Committee. Additionally, Mr. Edwards will receive a supplemental annual retainer of $10,000 as the Chairman of the Audit Committee and $1,000 for each Audit Committee meeting he attends in person.

In connection with his election to the Board, Mr. Edwards, as a non-employee director and pursuant to the Company’s 2011 Equity Incentive Plan (the “Plan”) and the Director Compensation Policy, was granted an option to purchase 15,000 shares of Common Stock (the “Initial Option”) on September 26, 2011. The Initial Option vests as to 1/36th of the shares subject to the option per month on an equal monthly basis over a three-year period. Additionally, on the date of each Annual Meeting of Stockholders in which he is elected or is then serving as a director, Mr. Edwards will receive a grant of a stock option to purchase 12,500 shares of Common Stock, which will vest as to 1/24th of the shares subject to the option on an equal monthly basis over a two-year period. All these options will be granted with an exercise price equal to the fair market value of the Company’s common stock on the date of the grant, and shall be entitled to full vesting acceleration as of immediately prior to the effective date of certain change in control transactions involving the Company, such as our liquidation or a dissolution of or an event that results in a material change in the ownership of the Company.

The Company also entered into a standard form of indemnification agreement with Mr. Edwards (the “Indemnification Agreement”). The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Edwards, under the circumstances and to the extent provided for therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

The Company’s standard form of indemnification agreement was previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-170594), as amended, as filed on January 7, 2011, and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Edwards and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Edwards and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Edwards and the Company.

A copy of the Company’s press release announcing the appointment of Mr. Edwards is attached hereto as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated September 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2011	ACELRX PHARMACEUTICALS, INC.

	By:	/s/ James H. Welch
James H. Welch
Chief Financial Officer